Exhibit 10.1

SHARE EXCHANGE AGREEMENT
BETWEEN
MEDUSA STYLE CORPORATION,
EN2GO, INC.,
TOLGA F. KATAS, KEVIN R. GRIFFITH AND PAUL E. FISHKIN

ARTICLE IV Representations and Warranties of EN2GO and the Sellers

SHARE EXCHANGE AGREEMENT

SHARE EXCHANGE AGREEMENT (this “Agreement”), dated as of ___________, 2007 byand among MEDUSA STYLE CORPORATION, a Nevada corporation (“MEDUSA”),  En2Go, Inc., a Nevada corporation, (“EN2GO”), Tolga Katas (“Tolga”), Christine Marie (“Marie”), Paul E. Fishkin(“Fishkin”) (collectively, Tolga, Marie and Fishkin are referred to as the “SELLERS”).

W I T N E S S E T H:

WHEREAS, the respective Boards of Directors of MEDUSA and EN2GO each has determined that it is in the best interests of their respective stockholders for MEDUSA to acquire EN2GO through an exchange of shares of MEDUSA Common Stock for the issued and outstanding EN2GO Stock (as more fully described in Article II below), in an acquisition that constitutes a tax-free transaction meeting the requirements of Section 368 (a)(1)(B) of the Code, and will result in EN2GO becoming a direct subsidiary of MEDUSA upon the terms and conditions set forth herein; and

WHEREAS, MEDUSA is a publicly held Nevada corporation; and

WHEREAS, the Sellers collectively own one hundred percent (100%) of the issued and outstanding capital stock of EN2GO (the “EN2GO Stock”), and desire to sell to MEDUSA, and MEDUSA desires to acquire, on the terms and subject to the conditions set forth in this Agreement, the EN2GO Stock;

NOW, THEREFORE, in consideration of the premises and the respective mutual covenants, representations and warranties herein contained, the parties hereto hereby agree as follows:

ARTICLE 1 Definitions

In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the meanings indicated below:

“Affiliate” shall mean with respect to a specified Person, any other Person  which, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes, with respect to a Person (a) any other Person which beneficially owns or holds ten percent (10%) or more of any class of voting securities or other securities convertible into voting securities of such Person or beneficially owns or holds ten percent (10%) or more of any other equity interests in such Person, (b) any other Person with respect to which such Person beneficially owns or holds ten percent (10%) or more of any class of voting securities or other securities convertible into voting securities of such Person, or owns or holds ten percent (10%) or more of the equity interests of the other Person, and (c)any director or senior officer of such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” shall mean this Share Exchange Agreement together with all exhibits and schedules referred to herein, which exhibits and schedules are incorporated herein and made a part hereof.

“Certificates” shall have the meaning set forth in Article 2.3.

“Closing” shall have the meaning set forth in Article 2.6.

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“Closing Date” shall mean the date that the Closing takes place.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Commission” shall mean the United States Securities and Exchange Commission.

“Consideration Shares” shall have the meaning set forth in Article 2.2.

“Employee Benefit Plans” shall have the meaning set forth in Article 3.19 and 4.18.

“Environmental Laws” shall have the meaning set forth in Article 3.23.

“ERISA” shall have the meaning set forth in Article 3.19 and 4.18.

“Exchange Ratio” shall have the meaning set forth in Article 2.2.

“Financial Statements of EN2GO” shall mean the audited balance sheet and the statements of operations, stockholder’s equity and cash flow of EN2GO for the period from January25, 2007 (inception) to March 31, 2007 prepared according to GAAP.

“Financial Statements of MEDUSA” shall mean (I) the unaudited balance sheet and the unaudited statements of operations, stockholder’s equity and cash flow of MEDUSA for the nine month period ended May 31, 2007; and,  (ii) the audited balance sheet and the audited statements of operations, stockholder’s equity and cash flow of MEDUSA for the fiscal year ended August 31, 2006,including in each such case any related notes, each prepared according to GAAP consistently applied with prior periods.

“GAAP” shall have the meaning set forth in Article 3.14.

“Governmental Authorizations” shall have the meaning set forth in Article 3.25 and 4.4.

“Guaranty” shall mean, as to any Person, all liabilities or obligations of such Person, with respect to any indebtedness or other obligations of any other Person, which have been guaranteed, directly or indirectly, in any manner by such Person, through an agreement, contingent or otherwise, to purchase such indebtedness or obligation, or to purchase or sell property or services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or obligation or to guarantee the payment to the owner of such indebtedness or obligation against loss, or to supply funds to or in any manner invest in the debtor.

“Indemnified Party” shall have the meaning set forth in Article 5.3.

“Intellectual Property” shall mean the rights to any patent, trademark, copyright, service mark,invention, software, software code, trade secret, technology, product, composition, formula, method or process.

“Investments” shall mean, with respect to any Person, all advances, loans or extensions of credit to any other Person (except for extensions of credit to customers in the ordinary course of business), all purchases or commitments to purchase any stock, bonds, notes, debentures or other securities of any other Person, and any other investment in any other Person, including partnerships or joint ventures (whether by capital contribution or otherwise) or other similar arrangement (whether written or oral) with any Person, including, but not limited to, arrangements in which (I) the first Person shares profits and losses of the other Person, (ii) any such other Person has the right to obligate or bind the first Person to any third party, or (iii) the first Person may be wholly or partially liable for the debts or obligations of such partnership, joint venture or other entity.

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“Knowledge” shall mean, in the case of any Person who is an individual, knowledge that a reasonable individual under similar circumstances would have after such investigation and inquiry as such reasonable individual would under such similar circumstances make, and in the case of a Person other than an individual, the knowledge that a senior officer or director of such Person, or any other Person having responsibility for the particular subject matter at issue of such Person, would have after such investigation and inquiry as such senior officer, director or responsible Person would under such similar circumstances make.

“Liabilities” shall have the meaning set forth in Article 3.15 and 4.14.

“Litigation” shall have the meaning set forth in Article 3.7 and 4.6.

“Material Adverse Effect” shall mean any event or condition of any character which has had or could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, assets, liabilities, properties, business or prospects of MEDUSA orEN2GO, as applicable.

“Material Agreements” shall have the meaning set forth in Article 3.21 and 4.20.

“Material MEDUSA Agreements” shall have the meaning set forth in Article 3.21.

“Outstanding MEDUSA Common Stock” shall have the meaning set forth in Article 3.12.

“EN2GO” shall mean En2Go, Inc., a Nevada corporation.

“EN2GO Common Stock” shall mean the shares of common stock, par value $nil per share, ofEN2GO, as further described in Article 4.11.

“EN2GO Stock” shall have the meaning set forth in Article 4.11 and the recitals to this Agreement.

“Periodic Reports” shall have the meaning set forth in Article 3.14.

“Person” shall mean any natural person, corporation, unincorporated organization, partnership, association, limited liability company, joint stock company, joint venture, trust or government, or any agency or political subdivision of any government or any other entity.

“Purchaser Documents” shall have the meaning set forth in Article 3.2.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Sellers” shall mean the Katas, Griffith and Fishkin.

“Subsidiary” of any Person shall mean any Person, whether or not capitalized, in which such

Person owns, directly or indirectly, an equity interest of more than fifty percent (50%), or which may effectively be controlled, directly or indirectly, by such Person.

“MEDUSA” shall mean MEDUSA STYLE CORPORATION, a Nevada corporation.

“MEDUSA Common Stock” shall mean the shares of common stock, par value $.00001 per share, of MEDUSA, as further described in Article 3.12.

“Transaction” shall have the meaning set forth in Article 2.1.

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The words “hereof,” “herein” and “hereunder” and the words of similar import shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The terms defined in the singular shall have a comparable meaning when used in the plural and vice versa.

ARTICLE 2 Transaction; Terms of Exchange; Manner of Converting Shares

ARTICLE 2.1 Exchange of Securities. Subject to the terms and conditions set forth herein, on the Closing Date, each of the Sellers who have executed this Agreement shall exchange to MEDUSA, and MEDUSA shall exchange from such Sellers, all of such Seller’s right, title and interest in and to the EN2GO Stock indicated next to such Seller’s name as follows:

Tolga F. Katas	25,000 Shares
Kevin R. Griffith	25,000 Shares
Paul E. Fishkin	25,000 Shares
(the “Transaction”).

At the Closing, each of such Sellers shall deliver to MEDUSA all of the certificates representing theEN2GO Stock indicated next to such Seller’s name as above, together with stock powers duly executed by each of the Sellers in blank and sufficient to convey to MEDUSA good and marketable title to the EN2GO Stock free and clear of any and all claims, liens, charges, security interests, pledges or encumbrances of any nature whatsoever.

ARTICLE 2.2 Consideration. The purchase price for the EN2GO Stock shall be paid by the issuance to each Seller of 356.666667 shares of MEDUSA Common Stock,(the “Exchange

Ratio”), par value $.00001 per share (collectively, the “Consideration Shares”), for each share of EN2GO Stock held by such Seller and tendered at the Closing as follows:

Tolga F. Katas 8,916,667 Shares

Paul E. Fishkin 8,916,667 Shares

Kevin R. Griffith 8,916,666 Shares

The Consideration Shares shall, upon issuance and delivery to the Sellers in accordance with the terms hereof, be fully paid, validly issued and non-assessable, but shall not be registered securities under the Securities Act of 1933, as amended, (the “Securities Act”) pursuant to a valid exception thereunder.

ARTICLE 2.3 Exchange of Shares. At the Closing, the Sellers shall surrender their certificate or certificates (the “Certificates”) which represent their shares of EN2GO Stock and shall promptly upon surrender thereof receive in exchange therefore the number of whole Consideration Shares issuable in respect to all shares of EN2GO Stock held by each Seller (rounded to the nearest share).MEDUSA shall not be obligated to deliver the Consideration Shares which a Seller is entitled to pursuant to this Agreement until such Seller surrenders their Certificate or Certificates for exchange as provided in this Article 2.3 or delivers a lost stock certificate affidavit.

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ARTICLE 2.4 Legending of Securities. Each certificate for Consideration Shares shall bear substantially the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR ANY STATE SECURITIES LAWS. THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED. OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT, IN THE CIRCUMSTANCES, REQUIRED UNDER SAID ACT.

ARTICLE 2.5 Fractional Shares. Notwithstanding any other provision of this Agreement, if a Seller would otherwise have been entitled to receive a fraction of a share of MEDUSA Common Stock (after taking into account all Certificates delivered by the Seller), the number of shares issuable to that Seller shall be rounded up to the next whole number.

ARTICLE 2.6 Time and Place of Closing. The closing of the transactions contemplated hereby(the “Closing”) will take place at 9:00 A.M. on or about June 28, 2007, or at such other time as the parties, acting through their authorized officers, may mutually agree.  The Closing shall be held at the DuMoulin Boskovich, 1800-1095 West Pender Street, Vancouver, BC, or at such other location as may be mutually agreed upon by the parties.

ARTICLE 2.7 Directors and Officers. Bruce Schmidt, the current director of MEDUSA shall serve as the director of MEDUSA and EN2GO, from and after the Closing for a period of no less than 12 months from Closing, in  accordance with the Bylaws of MEDUSA and EN2GO.

ARTICLE 2.8 Tax Consequences. It is the intention of the parties hereto that no taxable income or gain shall be recognized by any of the Sellers, and that the Transaction be deemed a tax-free exchange pursuant to the Code.

ARTICLE 2.9 Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by such Seller (setting forth the number of shares of EN2GO Stock represented by such lost, stolen or destroyed Certificates), MEDUSA shall pay such Seller the Consideration Shares to which such Seller is entitled.

ARTICLE 3 Representations and Warranties of MEDUSA

In order to induce EN2GO and the Sellers to enter into this Agreement and to consummate the transactions contemplated hereby, MEDUSA makes the representations and warranties set forth below to EN2GO and each of the Sellers.

ARTICLE 3.1 Organization; Standing and Power. MEDUSA is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. MEDUSA has all requisite right, power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.  MEDUSA is not qualified to transact business as a foreign corporation in any jurisdiction.

ARTICLE 3.2 Authorization; Enforceability. The execution, delivery and performance of this Agreement by MEDUSA and all other agreements to be executed, delivered and performed by MEDUSA pursuant to this Agreement (collectively, the “Purchaser Documents”) and the consummation by MEDUSA of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate or individual action on the part of MEDUSA.  This Agreement and the Purchaser Documents

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have been duly executed and delivered by MEDUSA, and constitute the legal, valid and binding obligation of MEDUSA, enforceable in accordance with their respective terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity.

ARTICLE 3.3 Investment Representations. MEDUSA is acquiring the EN2GO Common Stock for its own account, for investment purposes only and not with a present view or purpose for the resale or other distribution thereof.

ARTICLE 3.4 No Violation or Conflict. The execution, delivery and performance of this Agreementand the Purchaser Documents by MEDUSA, and the consummation by MEDUSA of the transactions contemplated hereby and thereby: (a) do not violate or conflict with any provision of law or regulation(whether federal, state or local), or any writ, order or decree of any court or governmental or regulatory authority, or any provision of MEDUSA’s Articles of Incorporation or Bylaws; and (b) do not and will not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default (or an event that with notice or lapse of time or both would become a default), cause the acceleration of performance, give to others any right of termination, amendment, acceleration or cancellation of or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of MEDUSA pursuant to any instrument or agreement to which MEDUSA is a party or by which MEDUSA or its properties may be bound or affected.

ARTICLE 3.5 Consents of Governmental Authorities and Others. No consent, approval, order or authorization of, or registration, declaration, qualification or filing with any federal, state or local governmental or regulatory authority, or any other Person, is required to be made by MEDUSA in connection with the execution, delivery or performance of this Agreement by MEDUSA or the consummation by MEDUSA of the transactions contemplated hereby.

ARTICLE 3.6 Conduct of Business. Except as disclosed on Schedule 3.6 hereto, since May 31, 2007, MEDUSA has conducted its businesses in the ordinary and usual course consistent with past practices and there has not occurred any adverse change in the condition (financial or otherwise), results of operations, properties, assets, liabilities, business or prospects of MEDUSA, and no such change is threatened.  Without limiting the generality of the foregoing, except as disclosed on Schedule 3.6, since May 31, 2007, MEDUSA has not: (a) amended its Articles of Incorporation or Bylaws; (b) issued, sold or authorized for issuance or sale, shares of any class of its securities (including, but not limited to, by way of stock split or dividend) or any subscriptions, options, warrants, rights or convertible securities or entered into any agreements or commitments of any character obligating it to issue or sell any such securities; (c) redeemed, purchased or otherwise acquired, directly or indirectly, any shares of its capital stock or any option, warrant or other right to purchase or acquire any such capital stock; (d) suffered any damage, destruction or loss, whether or not covered by insurance, which has had or could reasonably be expected to have a Material Adverse Effect on any of its properties, assets, business or prospects; (e) granted or made any mortgage or pledge or subjected itself or any of its properties or assets to any lien, charge or encumbrance of any kind; (f) made or committed to make any capital expenditures in excess of $10,000; (g) become subject to any Guaranty; (h) granted any increase in the compensation payable or to become payable to directors, officers or employees (including, without limitation, any such increase pursuant to any severance package, bonus, pension, profit-sharing or other plan or commitment); (I) entered into any agreement which would be a Material Agreement, or amended or terminated any existing Material Agreement; (j) been named as a party in any Litigation, or become the focus of any investigation by any government or regulatory agency or authority; (k) declared or paid any dividend or other distribution with respect to its capital stock; or (l) experienced any other event or condition of any character which has had or to MEDUSA’s Knowledge, could reasonably be expected to have a Material Adverse Effect on MEDUSA.

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ARTICLE 3.7 Litigation. There are no actions, suits, investigations, claims or proceedings (“Litigation”) pending or, to the Knowledge of MEDUSA, threatened before any court or by or before any governmental or regulatory authority or arbitrator, (a) affecting MEDUSA (as plaintiff or defendant) which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on MEDUSA or (b) against MEDUSA relating to MEDUSA’s Common Stock or the transactions contemplated by this Agreement and there exist no facts or circumstances to the Knowledge of MEDUSA creating any reasonable basis for the institution of any Litigation against MEDUSA.

ARTICLE 3.8 Brokers. MEDUSA has not employed any broker or finder, and has not  incurred or will incur, directly or indirectly, any broker’s, finder’s, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated in this Agreement or the Purchaser Documents.

ARTICLE 3.9 Compliance. MEDUSA is in compliance with all federal, state, local and foreign laws, ordinances, regulations, judgments, rulings, orders and other requirements applicable to MEDUSA and its respective assets and properties, including, without limitation, those relating to (a) the registration and sale of the MEDUSA Common Stock, (b) the establishment of a public trading market for the MEDUSA Common Stock, and © the public trading of the MEDUSA Common Stock.

ARTICLE 3.10 Charter, Bylaws and Corporate Records. A true, correct and complete copy of (a)the Articles of Incorporation of MEDUSA, as amended and in effect on the date hereof, (b) the Bylaws of MEDUSA, as amended and in effect on the date hereof, and © the minute books of MEDUSA (containing all corporate proceedings from the date of incorporation) are attached hereto as Schedule 3.10. Such minute books contain accurate records of all meetings and other corporate actions of the board of directors, committees of the board of directors, incorporators and shareholders of MEDUSA from the date of its incorporation to the date hereof which were memorialized in writing.  No actions have been taken since the date of MEDUSA’s incorporation that are not memorialized in writing.

ARTICLE 3.11 Subsidiaries and Investments. MEDUSA has no Subsidiaries or Investments.

ARTICLE 3.12 Capitalization. The authorized capital stock of MEDUSA consists solely of100,000,000 shares of common stock, $.00001 par value per share, of which 21,000,000 shares are issued and outstanding (the “Outstanding MEDUSA Common Stock”).  All shares of Outstanding MEDUSA Common Stock have been duly authorized, are validly issued and outstanding, and are fully paid and non assessable. No securities issued by MEDUSA from the date of its incorporation to the date hereof were issued in violation of any statutory, contractual or common law preemptive rights.  There are no dividends which have accrued or been declared but are unpaid on the capital stock of MEDUSA. All taxes required to be paid in connection with the issuance and any transfers of MEDUSA’s capital stock have been paid. All permits or authorizations required to be obtained from or registrations required to be effected with any Person in connection with any and all issuances of securities of MEDUSA from the date of MEDUSA’s incorporation to the date hereof have been obtained or effected and all securities of MEDUSA have been issued and are held in accordance with the provisions of all applicable securities or other laws.  The Outstanding MEDUSA Common Stock constitutes one hundred percent (100%) of the issued and outstanding capital stock of MEDUSA. The Consideration Shares shall, upon issuance and delivery to the Sellers in accordance with the terms hereof, be fully paid, validly issued and non-assessable, but shall not be registered securities under the Securities Act of 1933.  MEDUSA has no option plans, restricted stock plans, or any other plan under which securities of MEDUSA have been or could be issued.  Except as provided for in the subscription agreements for the private placement described in Schedule 3.6, there are no registration rights and, to the Knowledge of MEDUSA, there are no voting trusts, proxies or other agreements or understandings with respect to any equity security of any class of MEDUSA.

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ARTICLE 3.13 Rights, Warrants, Options. There are no outstanding (a) securities or instruments convertible into or exercisable for any of the capital stock or other equity interests of MEDUSA; (b)options, warrants, subscriptions other than as described in Schedule 3.6, or other rights to acquire capital stock or other equity interests of MEDUSA; or (c) commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase by MEDUSA of any capital stock or other equity interests of MEDUSA or any instruments convertible or exercisable for any such securities or any options, warrants or rights to acquire such securities.

ARTICLE 3.14 Commission Filings and Financial Statements. Attached hereto as Schedule 3.14 is a true and complete list of all the Forms 10KSB, 10QSB, 8-K and other required filings filed byMEDUSA with the Commission (collectively the “Periodic Reports”) since MEDUSA’s fiscal year ended August 31, 2006. All prior filings are available on the SEC website at www.sec.gov.  All Periodic Reports of MEDUSA required to have been filed with the Commission have been filed in a timely manner, have been true, accurate and complete in all material respects and have been filed in compliance with the requirements of the Securities and Exchange Act of 1934.  The Financial Statements of MEDUSA: (a)have been prepared in accordance with the books of account and records of MEDUSA; (b) fairly present, and are true, correct and complete statements in all material respects of MEDUSA’s financial condition and the results of its operations at the dates and for the periods specified in those statements; and (c) have been prepared in accordance with United States generally accepted accounting principles (“GAAP”)consistently applied with prior periods.

ARTICLE 3.15 Absence of Undisclosed Liabilities. Other than as disclosed by the Periodic Reports, the Financial Statements of MEDUSA, MEDUSA does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, including, without limitation, liabilities on account of taxes, other governmental charges or Litigation, whether or not of a kind required by GAAP to be set forth on a financial statement(“Liabilities”). MEDUSA has no Knowledge of any circumstances, conditions, events or arrangements which may hereafter give rise to any Liabilities of MEDUSA.

ARTICLE 3.16 Real Property. MEDUSA does not own any fee simple interest in real property. MEDUSA does not lease, sublease, or have any other contractual interest.

ARTICLE 3.17 List of Accounts and Proxies. Set forth on Schedule 3.17 is: (a) the name and address of each bank or other institution in which MEDUSA maintains an account (cash, securities or other) or safe deposit box and (b) all proxies, powers of attorney or other like instruments to act on behalf of MEDUSA in matters concerning its business or affairs.

ARTICLE 3.18 Personnel. MEDUSA has no employees and does not compensate its officers and directors.

ARTICLE 3.19 Employment Agreements and Employee Benefit Plans.

(1) MEDUSA has not had any and does not have any defined contribution plan and it is not (and was never) part of a controlled group contributing to any defined contribution plan and is not and was never a party to any collective bargaining agreement or other employment contracts. MEDUSA has not, nor does it now contribute to any pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), or any health, dental, vision, long term disability, short term disability, life insurance or other welfare benefits plan, or have any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance, or other benefits, and it is not now (and was never) a part of a controlled group with regard to any of the foregoing.  MEDUSA will not be required to make any severance payments to any of its directors, officers, consultants or employees

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as a result of the Transaction.

(2) There are no complaints, charges, claims, allegations, grievances, or litigation spending or threatened which reflect or pertain to: (I) any federal, state or local labor, employment, anti-discrimination, workers compensation, disability or unemployment law, regulation or ordinance; (ii) any claim for wrongful discharge, harassment, discrimination, breach of employment contract or employment-related tort; or (iii) any employment agreement, restrictive covenant, non-competition agreement or employee confidentiality agreement, which, in any such case, if adversely determined, could reasonably be expected to have a Material Adverse Effect on MEDUSA.

ARTICLE 3.20 Tax Matters. All tax returns and tax reports required to be filed with respect to the income, operations, business or assets of MEDUSA have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, all of the foregoing as filed are true, correct and complete in all material respects, and reflect accurately all Liabilities for taxes of MEDUSA for the periods to which such returns relate, and all amounts shown as owing thereon have been paid. All income, profits, franchise, sales, use, value added, occupancy, property, excise, payroll, withholding, FICA, FUTA and other taxes (including interest and penalties), if any, collectible or payable by MEDUSA or relating to or chargeable against any of its assets, revenues or income or relating to any employee, independent contractor, creditor, stockholder or other third party through the date hereof which were required to be collected and/or paid by MEDUSA, were fully collected and paid by such date or provided for by adequate reserves.  No taxation authority has since the date of MEDUSA’s incorporation, sought to audit the records of MEDUSA for the purpose of verifying or disputing any tax returns, reports or related information and disclosures provided to such taxation authority, or for MEDUSA’s alleged failure to provide any such tax returns, reports or related information and disclosure. No claims or deficiencies have been asserted against or inquiries raised with MEDUSA with respect to any taxes or other governmental charges or levies which have not been paid or otherwise satisfied, including claims that, or inquiries whether, MEDUSA has not filed a tax return that it was required to file, and there exists no reasonable basis for the making of any such claims or inquiries. MEDUSA has not waived any restrictions on assessment or collection of taxes or consented to the extension of any statute of limitations relating to taxation.  MEDUSA has not filed a consent under Section 341(f) of the Code concerning collapsible corporations, is not and has never been a party to a tax allocation or sharing agreement or a member of a group filing a consolidated federal income tax return, and has not been a United States real property holding corporation within the meaning of Code Section897 (c)(2), during the applicable period specified in Code Section 897(c)(1)(A)(ii).

ARTICLE 3.21 Material Agreements.

(1) Schedule 3.21 sets forth a brief description of all material written and oral contracts or agreements relating to MEDUSA, including without limitation any: (I) contract resulting in a commitment or potential commitment for expenditure or other obligation or potential obligation, or which provides for the receipt or potential receipt, involving in excess of Ten Thousand Dollars($10,000.00) in any instance, or series of related contracts that in the aggregate give rise to rights or obligations exceeding such amount; (ii) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing or lending of money or encumbrance of assets involving more than Ten Thousand Dollars ($10,000.00) in each instance; (iii) agreement which restricts MEDUSA from engaging in any line of business or from competing with any other Person; or (iv) any other contract, agreement, instrument, arrangement or commitment that is material to the condition (financial or otherwise), results of operation, assets, properties, liabilities, business or prospects of MEDUSA (collectively, and together with the MEDUSA Leases, employment agreements, Employee Benefit Plans and all other agreements required to be disclosed on any Schedule to this Agreement, the “Material MEDUSA Agreements”).  MEDUSA has previously furnished to EN2GO true, complete and correct copies of all written agreements, as amended, required to be listed on Schedule 3.21.

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(2) Except as set forth on Schedule 3.21, none of the Material MEDUSA Agreements was entered into outside the ordinary course of business of MEDUSA, contains any provisions that will impair or adversely effect in any material way the operations of MEDUSA, or is reasonably likely to be performed at a material loss.

(3) The Material MEDUSA Agreements are each in full force and effect and are the valid and legally binding obligations of MEDUSA and the other parties thereto, enforceable in accordance with their respective terms, subject only to bankruptcy, insolvency or similar laws affecting the rights of creditors generally and to general equitable principles.  MEDUSA has not received notice of default by MEDUSA under any of the Material MEDUSA Agreements and MEDUSA is not in default thereunder. MEDUSA has not received notice of the pending or threatened cancellation, revocation or termination of any of the Material MEDUSA Agreements.

(4) Except as otherwise indicated on Schedule 3.21, to MEDUSA’s Knowledge, the continuation, validity and effectiveness of the Material MEDUSA Agreements under the current terms thereof will in no way be adversely affected by the consummation of the transactions contemplated by this Agreement.

ARTICLE 3.22 Guaranties. MEDUSA is not a party to any Guaranty, and no Person is a party to any Guaranty for the benefit of MEDUSA.

ARTICLE 3.23 Environmental Matters. No property used by MEDUSA presently or in the past has been used to manufacture, treat, store, or dispose of any hazardous substance and such property is free of all such substances such that the condition of the property is in compliance with applicable Environmental Laws (as defined below).  MEDUSA is in compliance with all laws, regulations and other federal, state or local governmental requirements, and all applicable judgments, orders, writs, notices, decrees, permits, licenses, approvals, consents or injunctions relating to the generation, management, handling, transportation, treatment, disposal, storage, delivery, discharge, release or emission of any waste, pollutant or toxic or hazardous substance (including, without limitation, asbestos, radioactive material and pesticides) (the “Environmental Laws”) applicable to MEDUSA or its business as a result of any hazardous substance utilized by MEDUSA in its business or otherwise placed at any of the facilities owned, leased or operated by MEDUSA, or in which MEDUSA has a contractual interest.  MEDUSA (or its directors or officers), has not received any complaint, notice, order, or citation of any actual, threatened or alleged noncompliance by MEDUSA with any Environmental Laws, and there is no Litigation pending or, to MEDUSA’s Knowledge, threatened against any of MEDUSA, or any director or officer of MEDUSA, with respect to any violation or alleged violation of the Environmental Laws, and to MEDUSA’s Knowledge, there is no reasonable basis for the institution of any such Litigation.

ARTICLE 3.24 Intellectual Property Rights. To its Knowledge, MEDUSA has all right, title and interest in each item of its Intellectual Property necessary for MEDUSA to be legally entitled to conduct its business as presently being conducted. MEDUSA has not received any written notice that it is in conflict with or infringing upon the asserted rights of others in connection with its Intellectual Property and neither the use of such Intellectual Property by MEDUSA nor the operation of its business is, to MEDUSA’s Knowledge, infringing on nor has infringed upon any rights of others, and the consummation of the transactions contemplated hereby will not alter or impair any of its Intellectual Property.

ARTICLE 3.25  Licenses. Schedule 3.25 lists all material authorizations, consents, approvals, franchises, licenses and permits required under applicable law or regulation (the “Governmental Authorizations”) for the operation of the business of MEDUSA as presently operated.  All the Governmental Authorizations have been duly issued or obtained and are in full force and effect, and MEDUSA is in material compliance with the terms of all the Governmental Authorizations.  Except as set forth on Schedule 3.25, to MEDUSA’s Knowledge, no fact or condition exists which could cause the Governmental Authorizations not to be renewed by the appropriate governmental authorities in the ordinary course. No material violations have been recorded in respect of any Governmental Authorization and no

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proceeding is pending or, to the Knowledge of MEDUSA, threatened, to revoke any Governmental Authorization. ToMEDUSA’s Knowledge, the execution, delivery or performance by MEDUSA of this Agreement and the other documents contemplated hereby shall not adversely affect the status of any of the Governmental Authorizations.

ARTICLE 3.26 Absence of Certain Business Practices. MEDUSA, nor any Affiliates thereof nor, to the Knowledge of MEDUSA, any other Person acting on behalf of MEDUSA, acting alone or together, has with respect to the business or activities of MEDUSA: (a) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, trading company, shipping company, governmental employee or other Person with whom MEDUSA has done business directly or indirectly; or (b) directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, trading company, shipping company, governmental employee or other Person who is or may be in a position to help or hinder the business of MEDUSA (or assist MEDUSA in connection with any actual or proposed transaction) which (I) may subject MEDUSA to any material damage or any penalty in any Litigation, (ii) if not given in the past, may have had a Material Adverse Effect on the assets, business or operations of MEDUSA as reflected in the Periodic Reports or Financial Statements of MEDUSA or (iii) if not continued in the future, may materially adversely affect the assets, business or operations of MEDUSA or subject MEDUSA to suit or penalty in any private or governmental litigation or proceeding.

ARTICLE 3.27 Disclosure. No representation or warranty of MEDUSA contained in this Agreement, and no statement, report, or certificate furnished by or on behalf of MEDUSA to EN2GO, the Sellers or their agents pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or omits or will omit to state a material fact necessary in order to provide EN2GO and the Sellers with full and proper information as to the business, financial condition, assets, liabilities, results of operation or prospects of MEDUSA and the value of its properties and the ownership and operation of MEDUSA.

ARTICLE 4

Representations and Warranties of EN2GO, and the Sellers Representations and Warranties of EN2GO

In order to induce MEDUSA to enter into this Agreement and to consummate the transactions contemplated hereby, EN2GO and the Sellers, jointly and severally, make the representations and warranties set forth below to MEDUSA.

ARTICLE 4.1 Organization. EN2GO is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. EN2GO is not qualified to transact business as a foreign corporation in any jurisdiction.  EN2GO has the requisite power and authority to (a) own or lease and operate its properties and (b) conduct its business as presently conducted.

ARTICLE 4.2 Authorization; Enforceability.  EN2GO and the SELLERS have the capacity to execute, deliver and perform this Agreement.  This Agreement and all other documents executed and delivered by EN2GO and the Sellers pursuant to this Agreement have been duly executed and delivered and constitute the legal, valid and binding obligations of EN2GO and the Sellers, assuming the due authorization, execution and delivery of this Agreement by MEDUSA, enforceable in accordance with their respective terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally and by general principals of equity.

ARTICLE 4.3 No Violation or Conflict. The execution, delivery and performance of this Agreement and the other documents contemplated hereby by EN2GO and the Sellers, and the consummation by EN2GO and the Sellers of the transactions contemplated hereby: (a) do not violate or

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conflict with any provision of law or regulation (whether federal, state or local), or any writ, order or decree of any court or governmental or regulatory authority, or any provision of EN2GO’s Articles of Incorporation or Bylaws; and (b) except as set forth on Schedule 4.3 hereto, do not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of EN2GO pursuant to any instrument or agreement to whichEN2GO is a party or by which EN2GO or its properties may be bound or affected, other than instruments or agreements as to which consent shall have been obtained at or prior to the Closing, each of which instruments or agreements is listed in Schedule 4.3 hereto.

ARTICLE 4.4 Consents of Governmental Authorities and Others. No consent, approval or authorization of, or registration, qualification or filing with any federal, state or local governmental or regulatory authority, or any other Person, is required to be made by EN2GO or the Sellers in connection with the execution, delivery or performance of this Agreement by EN2GO or the Sellers or the consummation by them of the transactions contemplated hereby, excluding the execution, delivery and performance of this Agreement by the Sellers.

ARTICLE 4.5 Conduct of Business. Since March 31, 2007, EN2GO has conducted its businesses in the ordinary and usual course consistent with past practices and there has not occurred any adverse change in the condition (financial or otherwise), results of operations, properties, assets, liabilities, business or prospects of EN2GO, and no such change is threatened. Without limiting the generality of the foregoing, except as disclosed on Schedule 4.5, since March 31, 2007, EN2GO has not: (a) amended its Articles of Incorporation or Bylaws; (b) issued, sold or authorized for issuance or sale, shares of any class of its securities (including, but not limited to, by way of stock split or dividend) or any subscriptions, options, warrants, rights or convertible securities or entered into any agreements or commitments of any character obligating it to issue or sell any such securities; © redeemed, purchased or otherwise acquired, directly or indirectly, any shares of its capital stock or any option, warrant or other right to purchase or acquire any such capital stock; (d) suffered any damage, destruction or loss, whether or not covered by insurance, which has had or could reasonably be expected to have a Material Adverse Effect on any of its properties, assets, business or prospects; (e) granted or made any mortgage or pledge or subjected itsel for any of its properties or assets to any lien, charge or encumbrance of any kind;  (f) become subject to any Guaranty; (g) granted any increase in the compensation payable or to become payable to directors, officers or employees (including, without limitation, any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment); (h) amended or terminated any existing Material Agreement;

(I) been named as a party in any litigation, or become the focus of any investigation by any government or regulatory agency or authority; (j) declared or paid any dividend or other distribution with respect to its capital stock; or (k) experienced any other event or condition of any character which has had or toEN2GO’s Knowledge, could reasonably be expected to have a Material Adverse Effect on EN2GO.Schedule 4.5 sets forth a true and complete list of all bonuses or other distributions made by EN2GO since March 31, 2007.

ARTICLE 4.6 Litigation. Except as set forth on Schedule 4.6, there are no Litigations pending before any court or by or before any governmental or regulatory authority or arbitrator, (a) affectingEN2GO (as plaintiff or defendant) which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on EN2GO or (b) against EN2GO relating to the EN2GO Stock or the transactions contemplated by this Agreement.  Schedule 4.6 sets forth a list of all Litigation commenced against EN2GO since the date of its incorporation.

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ARTICLE 4.7 Brokers. EN2GO and the Sellers have not employed any broker or finder, and has not incurred and will not incur any broker’s, finder’s, investment banking or similar fees, commissions or expenses in connection with the share exchange memorialized by this Agreement.

ARTICLE 4.8 Compliance. To its Knowledge, EN2GO is in compliance with all federal, state, local and foreign laws, ordinances, regulations, judgments, rulings, orders and other requirements applicable to it including, without limitation, those relating to (a) the development, manufacture ,packaging, distribution and marketing of its products, (b) the employment, safety and health of its employees, and (d) Environmental Laws, the failure to comply with any of which could reasonably be expected to have a Material Adverse Effect on EN2GO. EN2GO and the Sellers are not subject to any judicial, governmental or administrative order, judgment or decree.

ARTICLE 4.9 Charter, Bylaws and Corporate Records. A true, correct and complete copy of (a)the Articles of Incorporation of EN2GO, as amended and in effect on the date hereof, and (b) the Bylaws of EN2GO, as amended and in effect on the date hereof, are attached hereto as Schedule 4.9.

ARTICLE 4.10 Subsidiaries and Investments. EN2GO has no Subsidiaries or Investments.

ARTICLE 4.11 Capitalization. The authorized capital stock of EN2GO consists of 75,000,000authorized shares of common stock, par value $ nil per share (the “EN2GO Common Stock”). Prior to the Conversion, EN2GO had issued 75,000 shares of EN2GO Common Stock. The EN2GO Common Stock constitutes one hundred percent (100%) of the issued and outstanding capital stock of EN2GO.  The EN2GO Stock is owned by the Sellers in the amounts set forth in Article 2.2.  All of the EN2GO Stock has been duly authorized, is validly issued and outstanding, and is fully paid and nonassessable. No securities issued by EN2GO from the date of its incorporation to the date hereof were issued in violation of any statutory or common law preemptive rights.  There are no dividends which have accrued or been declared but are unpaid on the capital stock of EN2GO.  Except as set forth on Schedule 4.11 hereto, all taxes required to be paid in connection with the issuance and any transfers of EN2GO’ss capital stock have been paid.  All permits or authorizations required to be obtained from or registrations required to be effected with any Person in connection with any and all issuances of securities of EN2GO from the date of its incorporation to the date hereof have been obtained or effected and all securities of EN2GO have been issued and are held in accordance with the provisions of all applicable securities or other laws.

ARTICLE 4.12 Rights, Warrants, Options. Except as set forth on Schedule 4.12, there are no outstanding (a) securities or instruments convertible into or exercisable for any of the capital stock or other equity interests of EN2GO; (b) options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of EN2GO; or © except as set forth on Schedule 4.12 hereto, commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase by EN2GO of any capital stock or other equity interests of EN2GO, or any instruments convertible or exercisable for any such securities or any options, warrants or rights to acquire such securities.

ARTICLE 4.13 Financial Statements. Attached hereto as Schedule 4.13 are the audited financial statements of EN2GO for the period from inception to March 31, 2007.  These represents the most current available financial statements for EN2GO.

ARTICLE 4.14 Absence of Undisclosed Liabilities. Except as listed on Schedule 4.14, EN2GOdoes not have any Liabilities.

ARTICLE 4.15 Real Property. EN2GO does not own any fee simple interest or lease in real property. EN2GO has not received any notice of any pending, threatened or contemplated eviction or condemnation proceeding affecting any of its leased property or any part thereof.  There are no liabilities associated with any of EN2GO leases other than those associated in the normal operation of the leases and in the ordinary course of business including, without limitation, any liability under any Environmental Law or regulation.

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ARTICLE 4.16 Licenses. Schedule 4.16 lists all material Governmental Authorizations required under applicable law or regulation for the operation of the business of EN2GO as presently operated.  All the Governmental Authorizations have been duly issued or obtained and are in full force and effect, andEN2GO is in material compliance with the terms of all the Governmental Authorizations.  Except as set forth on Schedule 4.16, to EN2GO’s Knowledge, no fact or condition exists which could cause the Governmental Authorizations not to be renewed by the appropriate governmental authorities in the ordinary course. No material violations have been recorded in respect of any Governmental Authorization and no proceeding is pending or, to the Knowledge of EN2GO, threatened, to revoke any Governmental Authorization. To EN2GO’s Knowledge, the execution, delivery or performance by EN2GO of this Agreement and the other documents contemplated hereby shall not adversely affect the status of any of the Governmental Authorizations.

ARTICLE 4.17 Intellectual Property Rights. EN2GO owns the Intellectual Property described in Schedule 4.17.  To its Knowledge, EN2GO has all right, title and interest in each item of its Intellectual Property necessary for EN2GO to be legally entitled to conduct its business as presently being conducted. EN2GO  has not received any written notice that it is in conflict with or infringing upon the asserted rights of others in connection with its Intellectual Property and neither the use of such Intellectual Property byEN2GO nor the operation of its business is, to EN2GO ’s Knowledge, infringing on nor has infringed upon any rights of others, and the consummation of the transactions contemplated hereby will not alter or impair any of its Intellectual Property.

ARTICLE 4.18 Employment Agreements and Employee Benefit Plans.

(1) Except as set forth in Schedule 4.18, EN2GO has not had any defined contribution plan and it is not part of a controlled group contributing to any defined contribution plan and is not a party to any collective bargaining agreement or other employment contracts. EN2GO has not, nor does it, contribute to any pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan (as defined in Section 3(3) of ERISA), or any health, dental, vision, long term disability, short term disability, life insurance or other welfare benefits plan, or have any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, insurance, or other benefits, except as set forth in Schedule 4.18 and it is not part of a controlled group with regard to any of the foregoing.  Schedule 4.18 also contains a true and correct statement of the names, relationship with EN2GO, present rates of compensation(whether in the form of salary, bonuses, commissions, or other supplemental compensation now or hereafter payable), and aggregate compensation for the period ended March 31, 2007 of each director, officer, consultant or employee of EN2GO.  Except as set forth on Schedule 4.18, since March 31, 2007, EN2GO has not changed the rate of compensation of any of its directors, officers, consultants or employees.

(2) There are no complaints, charges, claims, allegations, grievances, or litigation spending or threatened which reflect or pertain to: (I) any federal, state or local labor, employment, anti-discrimination, workers compensation, disability or unemployment law, regulation or ordinance; (ii) any claim for wrongful discharge, harassment, discrimination, or employment related tort; or (iii) any employment agreement, restrictive covenant, non-competition agreement or employee confidentiality agreement, which, in any such case, if adversely determined, could reasonably be expected to have a Material Adverse Effect on EN2GO.

ARTICLE 4.19 Tax Matters. All tax returns and tax reports required to be filed with respect to the income, operations, business or assets of EN2GO have been timely filed (or appropriate extensions have been obtained which extensions are listed on Schedule 4.19) with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, all of the foregoing as filed are true, correct and complete in all material respects, and reflect accurately all liability for taxesof EN2GO for the periods to which such returns relate, and all amounts shown as owing thereon have been paid. Except as set forth on Schedule 4.19, all income, profits, franchise, sales, use, value added, occupancy, property, excise, payroll, withholding, FICA, FUTA and other taxes (including interest and penalties), if any, collectible or payable by EN2GO or relating to or chargeable against any of its assets, revenues or income or relating to any employee, independent contractor, creditor, stockholder or other third party through the date hereof which were required to be collected and/or paid by EN2GO, were fully collected and paid by such date. Except as set forth on Schedule 4.19, no taxation authority has sought to audit the records of EN2GO for the purpose of verifying or disputing any tax returns, reports or related information and disclosures provided to such taxation authority, or for EN2GO’s alleged failure to provide any such tax returns, reports or related information and disclosure.

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Except as provided on Schedule 4.19,no claims or deficiencies have been asserted against or inquiries raised with EN2GO with respect to any taxes or other governmental charges or levies which have not been paid or otherwise satisfied, including claims that, or inquiries whether, EN2GO has not filed a tax return that it was required to file, and, toEN2GO’s Knowledge, there exists no reasonable basis for the making of any such claims or inquiries.EN2GO has not waived any restrictions on assessment or collection of taxes or consented to the extension of any statute of limitations relating to taxation other than filing extensions as set forth on Schedule 4.19.EN2GO has not filed a consent under Section 341(f) of the Code concerning collapsible corporations, is not and has never been a party to a tax allocation or sharing agreement or a member of a group filing a consolidated federal income tax return and has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2), during the applicable period specified in Code Section897(c)(1)(A)(ii).

ARTICLE 4.20 Material Agreements.

(1) Schedule 4.20 sets forth a brief description of all material written and oral contracts or agreements relating to EN2GO (except with respect to the leases, which are set forth on Schedule 4.15, which is hereby incorporated by reference into Schedule 4.20 and made a part thereof), including without limitation any: (I) contract resulting in a commitment or potential commitment for expenditure or other obligation or potential obligation, or which provides for the receipt or potential receipt, involving in excess of Ten Thousand Dollars ($10,000.00) in any instance, or series of related contracts that in the aggregate give rise to rights or obligations exceeding such amount; (ii) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing or lending of money or encumbrance of assets involving more than Ten Thousand Dollars ($10,000.00) in each instance; (iii) agreement which restricts EN2GO from engaging in any line of business or from competing with any other Person;

(iv) warranties made with respect to products manufactured, packaged, distributed or sold byEN2GO; or (v) any other contract, agreement, instrument, arrangement or commitment that is material to the condition (financial or otherwise), results of operation, assets, properties, liabilities, business or prospects of EN2GO (collectively, and together with the leases, employment agreements, Employee Benefit Plans and all other agreements required to be disclosed on any Schedule to this Agreement, the “Material Agreements”).

(2) Except as set forth on Schedule 4.20, none of the Material Agreements was entered into outside the ordinary course of business of EN2GO, contain any provisions that will impair or adversely effect in any material way the operations of EN2GO, or is reasonably likely to be performed at a material loss.

(3) The Material Agreements are each in full force and effect and are the valid and legally binding obligations of EN2GO and, to EN2GO’ss Knowledge, the other parties thereto, enforceable in accordance with their respective terms, subject only to bankruptcy, insolvency or similar laws affecting the rights of creditors generally and to general equitable principles. EN2GOhas not received notice of default by EN2GO under any of the Material Agreements.  Neither EN2GO, nor, to EN2GO’s Knowledge, any of the other parties to any of the Material Agreements are in default thereunder. EN2GO has not received notice of the pending or threatened cancellation, revocation or termination of any of the Material Agreements.

(4) Except as otherwise indicated on Schedule 4.20, to EN2GO’ss Knowledge, the continuation, validity and effectiveness of the Material Agreements under the current terms thereof will in no way be adversely affected by the consummation of the transactions contemplated by this Agreement.

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ARTICLE 4.21 Guaranties. Except as set forth on Schedule 4.21, EN2GO is not a party to any Guaranty, and no Person is a party to any Guaranty for the benefit of EN2GO.

ARTICLE 4.22 Absence of Certain Business Practices. Neither EN2GO nor the Sellers, to the Knowledge of each, has with respect to the business or activities of EN2GO:  (a) received, directly or indirectly, any rebates, payments, commissions, promotional allowances or any other economic benefits, regardless of their nature or type, from any customer, supplier, trading company, shipping company, governmental employee or other Person with whom EN2GO has done business directly or indirectly; or

(b) directly or indirectly, given or agreed to give any gift or similar benefit to any customer, supplier, trading company, shipping company, governmental employee or other Person who is or may be in a position to help or hinder the business of EN2GO (or assist EN2GO in connection with any actual or proposed transaction) which (I) may subject EN2GO to any material damage or any penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, may have had a Material Adverse Effect on the assets, business or operations of EN2GO as reflected in the Financial Statements of EN2GO or (iii) if not continued in the future, may materially adversely affect the assets, business or operations of EN2GO or subject EN2GO to suit or penalty in any private or governmental litigation or proceeding.

ARTICLE 4.23 Disclosure. No representation or warranty of EN2GO or the Sellers contained in this Agreement, and no statement, report, or certificate furnished by or on behalf of EN2GO or the Sellers to MEDUSA or its agents pursuant hereto or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or omits or will omit to state a material fact necessary in order to provide MEDUSA with full and proper information as to the business, financial condition, assets, results of operation or prospects of EN2GO and the value of its properties or the ownership or operation of EN2GO.

Representations and Warranties of Sellers

In order to induce MEDUSA to enter into this Agreement and to consummate the transactions contemplated hereby, each of the Sellers, severally and not jointly and only as to himself or herself, as the case may be, makes the representations and warranties set forth below to MEDUSA.

ARTICLE 4.24 Title to Securities. Such Seller is the record and beneficial owner of the EN2GO Stock listed opposite its name in Article 2.2, and, such shares of EN2GO Stock are owned free and clear of any liens, encumbrances, pledges, security interests and claims whatsoever, including, without limitation, claims or rights under any voting trust agreements, shareholder agreements or other agreements.

ARTICLE 4.25 Authority. Such Seller has full right, power and authority to enter into this Agreement.

ARTICLE 4.26 Securities Matters

a. The undersigned Sellers understand that the Consideration Shares have not been approved or disapproved by the United States Securities and Exchange Commission, any state securities agency, or any foreign securities agency.

b. The undersigned Sellers are not underwriters and would be acquiring the Consideration Shares solely for investment purpose for their own account and not with a view to, or for, resale in connection with any distribution within the meaning of any federal securities act, state securities act or any other applicable federal or state laws.

c. Sellers acknowledge that they have read the Agreement, understand the contents hereof, and warrant the truth of each of the representations contained herein.

d. The undersigned Sellers understand the speculative nature and risks of investments associated with MEDUSA, and confirm that the Consideration Shares would be suitable and consistent with their investment program; and, that their financial position enable them to bear the risks of this investment.

e. The Consideration Shares to be received by the Sellers herein may not be transferred, encumbered, sold, hypothecated, or otherwise disposed of, if such isposition will violate any federal and/or state securities laws.

f. To the extent that any federal, and/or state securities laws shall require, the Sellers hereby agree that any Consideration Shares acquired pursuant to this Agreement hall be without preference as to assets.

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g. MEDUSA is under no obligation to register or seek an exemption under any federal securities act, state securities act, or any foreign securities act for any Consideration Shares or to cause or permit such Consideration Shares to be transferred in the absence of any such registration or exemption.

h. The Sellers have had the opportunity to ask questions of MEDUSA and have received additional information from MEDUSA to the extent that MEDUSA possessed such information, necessary to evaluate the merits and risks of any investment in MEDUSA. Further, the Sellers have been given: (1) All material books, records, documents, correspondence, and financial statements of MEDUSA; (2) all material contracts and documents relating to the proposed transaction; (3) all reports filed by MEDUSA with the Securities and Exchange Commission; and, (4) an opportunity to question the appropriate executive officers of MEDUSA.

I. The Sellers have satisfied the suitability standards imposed by their place of residence and have a pre-existing business relationship with MEDUSA.

j. The Sellers have adequate means of providing for their current needs and personal contingencies and have no need to sell the Consideration Shares in the foreseeable future (that is at the time of the investment, Sellers can afford to hold the investment for an indefinite period of time).

k. The Sellers have sufficient knowledge and experience in financial matters to evaluate the merits and risks of this investment. Further, Sellers represent and warrant that they are able to evaluate and interpret the information furnished to them by MEDUSA and are capable of reading and interpreting financial statements.

l. The Sellers warrant and represent that they are “sophisticated investors” as that term is defined in United States court decisions and the rules, regulations and decisions f the United States Securities and Exchange Commission.

ARTICLE 4.27 Resale of the Securities. Such Seller understands that the Consideration Shares received pursuant to this Agreement may not be transferred, encumbered, sold, hypothecated, or otherwise disposed of unless such transfer or other disposition has been registered under the Securities Act or, in the opinion of counsel reasonably satisfactory to MEDUSA, is exempt from registration under the Securities Act, and has been registered or qualified or, in the opinion of such counsel, is exempt from registration or qualification under applicable state securities laws.  Such Seller understands that MEDUSA and EN2GO are under no obligation to register or seek an exemption under the federal securities laws, state securities laws, or any foreign securities laws or to cause or permit such Consideration Shares to be transferred in the absence of any such registration or exemption.

ARTICLE 5 Additional Agreements

ARTICLE 5.1 Survival of the Representations and Warranties. The representations and warranties contained in Articles 3.1, 3.2, 3.12, 3.13, 4.1, 4.2, 4.11, 4.12, and 4.26 and the covenants in Article 7.1 shall survive the Closing and remain in effect indefinitely.  The representations and warranties contained in Article 3.23 (relating to environmental matters), shall survive the Closing until the expiration of three (3) years from the Closing Date.  The representations and warranties contained in Article 3.20 (relating to taxes), shall survive the Closing until the later of the expiration of twentyf our months from the Closing Date or the expiration of the last day of the statute of limitations applicable to any action against MEDUSA based upon the non-payment of taxes, or other violation of the Code, which occurred prior to the Closing Date. Except as set forth above, the representations and warranties and covenants of MEDUSA, EN2GO, and the Sellers contained in this Agreement shall survive the Closing until the expiration of twenty-four months from the Closing Date.  No claim for indemnity with respect to breaches of representations and warranties may be brought by any party hereto, other than a claim for fraud or intentional misrepresentation, after expiration of the applicable survival period therefore as set forth in this Article 5.1

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ARTICLE 5.2 Investigation. The representations, warranties, covenants and agreements set forth in this Agreement shall not be affected or diminished in any way by any investigation (or failure to investigate) at any time by or on behalf of the party for whose benefit such representations, warranties, covenants and agreements were made.  All statements contained herein or in any schedule, certificate, exhibit, list or other document required to be delivered pursuant hereto, shall be deemed to be representations and warranties for purposes of this Agreement; provided, that any knowledge or materiality qualifications contained herein shall be applicable to such other documents.

ARTICLE 5.3 Indemnification. MEDUSA agrees to indemnify and hold harmless each of EN2GO, their affiliates, each of their officers, directors, employees and agents and their respective successors and assigns and the Sellers and each of their officers, directors, employees and agents and their respective successors and assigns, from and against any losses, damages, costs or expenses(including reasonable legal fees and expenses) which are caused by or arise out of (I) any breach or default in the performance by MEDUSA of any covenant or agreement made by MEDUSA in this Agreement; (ii) any breach of warranty or representation made by MEDUSA in this Agreement; and

(iii) any and all Litigations incident to any of the foregoing. EN2GO and the Sellers agree to indemnify and hold harmless MEDUSA, its affiliates, officers, directors, employees and agents and its respective successors and assigns, from and against any losses, damages, or expenses (including reasonable legal fees and expenses) which are caused by or arise out of (I) any breach or default in the performance by any of EN2GO or the Sellers of any covenant or agreement made by EN2GO or the Sellers in this Agreement; (ii) any breach of warranty or representation made by EN2GO or the Sellers in this Agreement; and (iii) any and all Litigations incident to any of the foregoing.

ARTICLE 5.4 Indemnity Procedure. A party or parties hereto agreeing to be responsible for or to indemnify against any matter pursuant to this Agreement is referred to herein as the “Indemnifying Party” and the other party or parties claiming indemnity is referred to as the “Indemnified Party.”

(1) An Indemnified Party under this Agreement shall, with respect to claims asserted against such party by any third party, give written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity under this Agreement within sixty

(60) business days of the receipt of any written claim from any such third party, but not later than twenty (20) days prior to the date any answer or responsive pleading is due, and with respect to other matters for which the Indemnified Party may seek indemnification, give prompt written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity; provided, however, that any failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are materially prejudiced.

(2) The Indemnifying Party shall have the right, at its election, to take over the defense or settlement of such claim by giving written notice to the Indemnified Party at least fifteen (15) days prior to the time when an answer or other responsive pleading or notice with respect thereto is required. If the Indemnifying Party makes such election, it may conduct the defense of such claim through counsel of its choosing (subject to the Indemnified Party’s approval of such counsel, which approval shall not be unreasonably withheld), shall be solely responsible for the expenses of such defense and shall be bound by the results of its defense or settlement of the claim.  The Indemnifying Party shall not settle any such claim without prior notice to and consultation with the Indemnified Party,  and no such settlement involving any equitable relief or which might have an adverse effect on the Indemnified Party may be agreed to without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld). So long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party may pay or settle such claim only at its own expense and the Indemnifying Party will not be responsible for the fees of separate legal counsel to the Indemnified Party, unless the named parties to any proceeding include both parties and representation of both parties by the same counsel would be inappropriate.  If the Indemnifying Party does not make such election, or having made such election does not, in the reasonable opinion of the Indemnified Party proceed diligently to defend such claim, then the Indemnified Party may (after written notice to the Indemnifying Party), at the expense of the Indemnifying Party, elect to take over the defense of and proceed to handle such claim in its discretion and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim.  In connection therewith, the Indemnifying Party will fully cooperate with the Indemnified Party should the Indemnified Party elect to takeover the defense of any such claim.

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(3) The parties agree to cooperate in defending such third party claims and the Indemnified Party shall provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to any matter for which indemnification is sought hereunder; and the parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof.

(4) With regard to claims of third parties for which indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earlier to occur of: (I) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, or if earlier, five (5) days prior to the date that the judgment creditor has the right to execute the judgment; (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party; or (iii) a settlement of the claim. Notwithstanding the foregoing, provided that there is no dispute as to the applicability of indemnification, the reasonable expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party if such expenses are a liability of the Indemnifying Party.  With regard to other claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by the Indemnifying Party upon demand by the Indemnified Party.

ARTICLE 6 Closing; Deliveries; Conditions Precedent

ARTICLE 6.1 Closing; Effective Date. All proceedings taken and all documents  executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

ARTICLE 6.2 Deliveries

At Closing, MEDUSA shall deliver the following documents to EN2GO:

(1) the certificates representing the Consideration Shares;

(2) the minute books of MEDUSA, including its corporate seals, unissued stock certificates, stock registers, Articles of Incorporation, Bylaws and corporate minutes approving the terms and conditions of this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby;

(3) the consents of any third party including, but not limited to, parties to any of the Material Agreements whose consent is required under the terms of any such Material Agreement or otherwise;

(4) the certificates referred to in Article 6.3(d): and,

(5) such other documents and instruments as EN2GO or any of the Sellers may reasonably request.

At Closing, EN2GO shall deliver the following documents to MEDUSA:

(1) the Certificates of EN2GO Stock to be delivered to MEDUSA;

(2) a certificate, dated the Closing Date, of an officer of EN2GO setting forth that authorizing resolutions were adopted by EN2GO’s Boards of Directors, approving the terms and conditions of this Agreement and the other documents contemplated hereby and the transactions contemplated hereby and thereby;

(3) the certificates referred to in Article 6.4(d); and,

(4) such other documents and instruments as MEDUSA may reasonably request.

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ARTICLE 6.3 Conditions Precedent to the Obligations of EN2GO and Each of the Sellers. Each and every obligation of EN2GO and each of the Sellers to consummate the transactions described in this Agreement and any and all liability of EN2GO to MEDUSA shall be subject to the fulfillment on or before the Closing Date of the following conditions precedent:

(1) Representations and Warranties True. Each of the representations and warranties of MEDUSA contained herein or in any certificate or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall be true and correct in all material respects as of the Closing Date with the same force and effect as though made on and as of such date.

(2) Performance. MEDUSA shall have performed and complied in all material respects with all of the agreements, covenants and obligations required under this Agreement to be performed or complied with by them on or prior to the Closing Date.

(3) No Material Adverse Change. Except as expressly permitted or contemplated by this Agreement, no event or condition shall have occurred which has adversely affected or may adversely affect in any respect the condition (financial or otherwise) of MEDUSA.

(4) MEDUSA’s Certificate. MEDUSA shall have delivered to EN2GO and each of the Sellers a certificate dated the Closing Date, certifying that the conditions specified in Article 6.3(a), (b) and © above have been fulfilled and as to such other matters as EN2GO or any Seller may reasonably request.

(5) No Litigation. No litigation, arbitration or other legal or administrative proceeding shall have been commenced or be pending by or before any court, arbitration panel or governmental authority or official, and no statute, rule or regulation of any foreign or domestic, national or local government or agency thereof shall have been enacted after the date of this Agreement, and no judicial or administrative decision shall have been rendered which enjoins or prohibits, or seeks to enjoin or prohibit, the consummation of all or any of the transactions contemplated by this Agreement.

(6) Transfer of Shares. 9,887,500 shares of Common Stock owned by Janis Douville shall be transferred to the Sellers prior to closing.

(7) Consents. MEDUSA shall have obtained all authorizations, consents, waivers and approvals as may be required to consummate the transactions contemplated by this Agreement including, but not limited to, those with respect to any Material MEDUSA Agreement.

(8) Due Diligence Review. EN2GO and the Sellers shall have completed their due diligence investigation of MEDUSA to their satisfaction, in their sole and absolute discretion.

(9) Signatures of Sellers. Sellers representing one hundred percent (100%) of theEN2GO Stock issued and outstanding at the Closing Date shall have executed this Agreement.

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ARTICLE 6.4 Conditions Precedent to the Obligations of MEDUSA. Each and every obligation of MEDUSA to consummate the transactions described in this Agreement and any and all liability of MEDUSA to EN2GO and the Sellers shall be subject to the fulfillment on or before the Closing Date of the following conditions precedent:

(1) Representations and Warranties True. Each of the representations andwarranties of EN2GO and the Sellers contained herein or in any certificate or other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby shall be true and correct in all material respects as of the Closing Date with the same force and effect as though made on and as of such date.

(2) Performance. EN2GO and the Sellers shall have performed and complied in all material respects with all of the agreements, covenants and obligations required under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(3) No Material Adverse Change. Except as expressly permitted or contemplated by this Agreement, no event or condition shall have occurred which has adversely affected or may adversely affect in any respect the condition (financial or otherwise) of EN2GO.

(4) EN2GO’s Certificate. EN2GO shall have delivered to MEDUSA, a certificate addressed to MEDUSA executed by EN2GO’s President, dated the Closing Date, certifying that the conditions specified in Articles 6.4(a), (b) and © above have been fulfilled.

(5) No Litigation. No litigation, arbitration or other legal or administrative proceeding shall have been commenced or be pending by or before any court, arbitration panel or governmental authority or official, and no statute, rule or regulation of any foreign or domestic, national or local government or agency thereof shall have been enacted after the date of this Agreement, and no judicial or administrative decision shall have been rendered which enjoins or prohibits, or seeks to enjoin or prohibit, the consummation of all or any of the transaction contemplated by this Agreement.

(6) Consents. EN2GO shall have obtained all authorizations, consents, waivers and approvals as may be required to consummate the transactions contemplated by this Agreement, including but not limited to, those with respect to any Material Agreement of EN2GO.

(7) Signatures of Sellers. Sellers representing one hundred percent (100%) of theEN2GO Stock issued and outstanding at the Closing Date shall have executed this Agreement.

ARTICLE 6.5 Best Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties, shall use their respective best efforts in good faith to take or cause to be taken as promptly as practicable all reasonable actions that are within its power to cause to be fulfilled those of the conditions precedent to its obligations or the obligations of the other parties to consummate the transactions contemplated by this Agreement that are dependent upon its actions, including obtaining all necessary consents, authorizations, orders, approvals and waivers.

ARTICLE 6.6 Termination. This Agreement and the transactions contemplated hereby may be terminated (I) at any time by the mutual consent of the parties hereto; (ii) by EN2GO, or by MEDUSA, if the Closing has not occurred on or prior to July 31, 2007 (such date of termination being referred to herein as the “Termination Date”), provided the failure of the Closing to occur by such date is not the result of the failure of the party seeking to terminate this Agreement to perform or fulfill any of its obligations hereunder; (iii) by EN2GO or (upon the vote of a majority thereof) the Sellers at any time at or prior to Closing in their sole discretion if: (1) any of the representations or warranties of MEDUSA in this Agreement are not in all material respects true, accurate and complete or if MEDUSA breaches in any material respect any covenant contained in this Agreement, provided that such misrepresentation or breaches is not cured within ten (10) business days after notice thereof, but in any event prior to the Termination Date or (2) any of the conditions precedent to EN2GO’s obligations to conduct the Closing have not been satisfied by the date required thereof; (iv) by MEDUSA at any time at or prior to Closing in its sole discretion if (1) any of the representations or warranties of EN2GO or the Sellers in this Agreement are not in all material respects true, accurate and complete or if EN2GO breaches in any material respect any covenant contained in this Agreement, provided that such misrepresentation or breach is not cured within ten (10) business days after notice thereof, but in any event prior to the Termination Date or (2) any of the conditions precedent to EN2GO’s obligations to conduct the Closing have not been satisfied by the date required thereof.  If this Agreement is terminated pursuant to this Article 6.6, written notice thereof shall promptly be given by the party electing such termination to the other party and, subject to the expiration of the cure periods provided in clauses (iii) and (iv) above, if any, this Agreement shall terminate without further actions by the parties and no party shall have any further obligations under this Agreement.

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Notwithstanding the preceding sentence, the respective obligations of the parties under Article 7.1 shall survive the termination of this Agreement. Notwithstanding anything to the contrary contained herein, if the termination of this Agreement is a result of the willful misrepresentation, willful inaccuracy or omission in a representation, willful breach of warranty, fraud or any willful failure to perform or comply with any covenant or agreement contained herein, the aggrieved party shall be entitled to recover from the non-performing party all out-of-pocket expenses which such aggrieved party has incurred and the termination of this Agreement shall not be deemed or construed as limiting or denying any other legal or equitable right or remedy of such party.

ARTICLE 7 Covenants

ARTICLE 7.1 General Confidentiality. MEDUSA shall not, at any time after the Closing Date, disclose, directly or indirectly, to any Person, or use or purport to authorize any Person to use any confidential or proprietary information with respect to EN2GO, whether or not for MEDUSA’s own benefit, without the prior written consent of EN2GO or unless required by law.

ARTICLE 7.2 Continuing Obligations. The restrictions set forth in Articles 7.1 are considered by the parties to be reasonable for the purposes of protecting EN2GO. MEDUSA and EN2GO acknowledge that EN2GO would be irreparably harmed and that monetary damages would not provide an adequate remedy to EN2GO in the event the covenants contained in Article 7.1 were not complied with in accordance with their terms.  Accordingly, MEDUSA agrees that any breach or threatened breach by any of them of any provision of Article 7.1 shall entitle EN2GO to injunctive and other equitable relief to secure the enforcement of these provisions, in addition to any other remedies(including damages) which may be available to EN2GO.  It is the desire and intent of the parties that the provisions of Article 7.1 be enforced to the fullest extent permissible under the laws and public policies of each jurisdiction in which enforcement is sought.  If any provision of Article 7.1 are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended (with respect only to the jurisdiction in which such adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties. In addition, if any party brings an action to enforce Article 7.1 hereof or to obtain damages for a breach thereof, the prevailing party in such action shall be entitled to recover from the non-prevailing party all reasonable attorney’s fees and expenses incurred by the prevailing party in such action.

ARTICLE 7.3 Tax Treatment. Neither MEDUSA, EN2GO, nor the Sellers will knowingly take any action, written or otherwise, which would result in the transactions contemplated by this Agreement not being accounted for as a tax-free exchange pursuant to Article 368(a)(1)(B) of the Code.

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ARTICLE 7.4 Compliance with Items 5.06 and 9.01 of Form 8-K. At Closing, EN2GO will have prepared or have provided sufficient material and information for the preparation of a Form 8-Kon behalf of MEDUSA, suitable for filing on EDGAR, which shall contain all information and financial statements required by Item 5.06 and Item 9.01 of Form 8-K.

ARTICLE 8 Miscellaneous

ARTICLE 8.1 Notices. Any notice, demand, claim or other  communication under this Agreement shall be in writing and delivered personally or sent by certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses as follows (or at such other addresses as shall be specified by the parties by like notice):

If to MEDUSA: MEDUSA STYLE CORPORATION

210-580 Hornby Street

Vancouver, British Columbia V6E 3B6

If to EN2GO: En2Go, Inc.

4128 Colfax Avenue

Studio City, California 91604

If to Sellers:

Tolga F. Katas

4305 Threshold Court

Las Vegas, Nevada 89032

Paul E. Fishkin

4128 Colfax Avenue

Studio City, California 91604

Kevin R. Griffith

Such notice shall be deemed delivered upon receipt against acknowledgment thereof if delivered personally, on the third business day following mailing if sent by certified mail, upon transmission against confirmation if sent by facsimile and on the next business day if sent by overnight courier.

ARTICLE 8.2 Entire Agreement; Incorporation. This Agreement and the documents andinstruments and other agreements among the parties hereto as contemplated by or referred to hereincontain every obligation and understanding between the parties relating to the subject matter hereof and merges all prior discussions, negotiations, agreements and understandings, both written and oral, ifany, between them, and none of the parties shall be bound by any conditions, definitions, understandings, warranties or representations other than as expressly provided or referred to herein. All schedules, exhibits and other documents and agreements executed and delivered pursuant hereto are incorporated herein as if set forth in their entirety herein.

ARTICLE 8.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.

ARTICLE 8.4 Assignment. This Agreement may not be assigned by any party without the written prior consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

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ARTICLE 8.5 Waiver and Amendment. Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party hereto entitled to the benefit thereof, and any term, condition or covenant hereof (including, without limitation, the period during which any condition is to be satisfied or any obligation performed) may be amended by the parties thereto at any time.  Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed on behalf of the party against whom such waiver, extension or amendment is sought to be charged.  No waiver by any party hereto, whether express or implied, of its rights under any provision of this Agreement shall constitute a waiver of such party’s rights under such provisions at any other time or a waiver of such party’s rights under any other provision of this Agreement.  No failure by any party thereof to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party’s right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

ARTICLE 8.6 No Third Party Beneficiary. Nothing expressed or implied in this Agreement isintended, or shall be construed, to confer upon or give any Person other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement, except as otherwise provided herein.

ARTICLE 8.7 Severability. In the event that any one or more of the provisions contained in this Agreement, or the application thereof, shall be declared invalid, void or unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect and theapplication of such provision to other Persons or circumstances will be interpreted so as reasonably toeffect the intent of the parties hereto. The parties further agree to replace such invalid, void or unenforceable provision with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, void or unenforceable provision.

ARTICLE 8.8 Expenses. Except as otherwise provided herein, each party agrees to pay, without right of reimbursement from the other party, the costs incurred by it incident to the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, costs incident to the preparation of this Agreement, and the fees and disbursements of counsel, accountants and consultants employed by such party in connection herewith.

ARTICLE 8.9 Headings. The table of contents and the Article and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

ARTICLE 8.10 Other Remedies; Injunctive Relief. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In any action at law or suit in equity to enforce this Agreement or the rights of the parties hereunder, the prevailing party in any such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

ARTICLE 8.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  Facsimile signatures shall be deemed valid and binding.

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ARTICLE 8.12 Remedies Exclusive. Except in the case of fraud or equitable remedies expressly provided for herein, the parties acknowledge and agree that the indemnification provisions set forth in Article V of this Agreement constitute the parties’ sole and exclusive remedy with respect to any and all claims relating to the transactions contemplated by this Agreement.

ARTICLE 8.13 Governing Law. This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of Nevada, without reference to the choice of law principles thereof.

ARTICLE 8.14 Jurisdiction and Venue. This Agreement shall be subject to the exclusive jurisdiction of the courts of Nevada. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of Nevada by virtue of a failure to perform an act required to be performed in the State of Nevada and irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of Nevada for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in the State of Nevada, and further irrevocably waive any claim that any suit, action or proceeding brought in the State of Nevada, has been brought in an inconvenient forum.

ARTICLE 8.15 Participation of Parties. The parties hereby agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding, or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

ARTICLE 8.16 Further Assurances. The parties hereto shall deliver any and all other instruments or documents reasonably required to be delivered pursuant to, or necessary or proper in order to give effect to, all of the terms and provisions of this Agreement including, without limitation, all necessary stock powers and such other instruments of transfer as may be necessary or desirable to transfer ownership of the EN2GO Common Stock.

ARTICLE 8.17 Publicity. No public announcement or other publicity concerning this Agreement or the transactions contemplated hereby shall be made without the prior written consent of both EN2GO and MEDUSA as to form, content, timing and manner of distribution.  Nothing contained herein shall prevent any party or its Affiliates or Subsidiaries from making any filing required by federal or state securities laws or stock exchange rules.

ARTICLE 8.18 Limited Recourse. Notwithstanding anything in this Agreement or any of the Purchaser Documents to the contrary, the obligations of each of the Sellers hereunder and under any of the Purchaser Documents shall be without recourse to any partner or Affiliate of any Seller or their espective EN2GO, officers, directors, employees or agents or to any other Sellers and shall be limited to the Consideration Shares actually received by such Seller (or, if applicable, the net proceeds received upon any sale thereof). The parties to this Agreement agree that none of the Sellers can beheld liable for any breaches of any of the representations, warranties, covenants or agreements made by EN2GO or any other Person pursuant to this Agreement or in connection herewith.

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IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

MEDUSA STYLE CORPORATION

By:

 /s/ Bruce Schmidt

Name: Bruce Schmidt

Title:

President and CEO

EN2GO, INC.

By:  /s/ Paul E. Fishkin

Paul E. Fishkin, President and Director

SELLERS:

/s/ Tolga F. Katas

Tolga F. Katas

/s/ Kevin R. Griffith

Kevin R. Griffith

/s/ Paul E. Fishkin

Paul E.Fishkin

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